UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

Loar Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42030	82-2665180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 New King Street,

White Plains, New York 10604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 909-1311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LOAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On April 29, 2024, Loar Holdings Inc. (the “Company,” “we,” “us,” or “our”) entered into a registration rights agreement (the “Registration Rights Agreement”) with affiliates of Abrams Capital Management, L.P. (“Abrams Capital”), GPV Loar LLC and its affiliate Paul S. Levy, affiliates of Blackstone Alternative Credit Advisors L.P., Dirkson Charles and his affiliate and Brett Milgrim and his affiliate (together, the “Demand Stockholders”), as well as Glenn D’Alessandro and Michael Manella and his affiliate (together with the Demand Stockholders, the “Piggyback Stockholders”).

Demand Registrations. Under the Registration Rights Agreement, the Demand Stockholders are able to require us to file a registration statement (a “Demand Registration”) under the Securities Act of 1933, as amended (the “Securities Act”) and we are required to notify holders of registrable securities that are party to the Registration Rights Agreement (the “Holders”) in the event of such request (a “Demand Registration Request”). The holders of a majority of registrable securities among all Demand Stockholders may each issue up to two Demand Registration Requests for long-form registrations on Form S-1 or any similar long-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $50 million or (ii) all of the remaining registrable securities held by all Demand Stockholders are sold in such offering. Each of the Demand Stockholders may issue up to two Demand Registration Requests in any twelve month period for short-form registrations on Form S-3 or any similar short-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. In addition, each of the Demand Stockholders may issue up to two requests in any twelve month period for take-down offerings (“Shelf Offering”) off of a shelf registration statement (“Take-down Request”) so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be included equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. All eligible holders will be entitled to participate in any Demand Registration or Shelf Offering upon proper notice to us, and we are required to use our best efforts to effect such participation in accordance with the terms of the Demand Registration Request or Take-down Request, subject to the Additional Lock-up (as defined below) and certain rights we have to delay or postpone such registration.

Piggyback Registrations. Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or in connection with registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “piggyback registration”), we will be required to notify each Piggyback Stockholder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement with respect to any such registration.

Additional Lock-up. All holders of registrable securities under the Registration Rights Agreement will be subject to lock-up provisions under which they will agree not to sell or otherwise transfer their shares for a period of 180 days following the date of the final prospectus for this offering or 90 days following the date of the final prospectus for any other public offering. Following the expiration of such 180-day lock-up period, Mr. Charles and Mr. Milgrim will not be permitted to sell or otherwise transfer the shares each of them held immediately following the closing of this offering until and including September 30, 2027 (the “Additional Lock-up”), subject to limited waivers and exceptions, including (i) an exception for Mr. Charles to transfer up to $30 million of such shares held by him and (ii) an exception for Mr. Milgrim to transfer up to $30 million of such shares held by him. If the number of shares that Abrams Capital sells during the Additional Lock-up period as a percentage of the total number of shares held by Abrams Capital immediately following the closing of this offering exceeds 50%, then an additional exception to the Additional Lock-up would apply permitting either Mr. Charles or Mr. Milgrim to initiate a sale of shares to sell up to a pro rata amount calculated on the basis of such percentage.

The Registration Rights Agreement also provides that we will pay certain expenses of the Holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director; Mr. Milgrim is our Executive Co-Chairman and Director; Mr. D’Alessandro is our Treasurer and Chief Financial Officer; Mr. Manella is our Vice President, General Counsel and Secretary; and Mr. Levy is a Director. Each of the Demand Stockholders is the beneficial owner of more than 5% of our capital stock.

Indemnification of Officers and Directors

On April 29, 2024, we entered into indemnification agreements with each of our directors and executive officers pursuant to which the Company is required to indemnify each director and executive officer for certain expenses which he or she may be required to pay in connection with certain claims to which he or she may be made party by reason of such position and otherwise to the fullest extent permitted by law.

The foregoing descriptions of the Registration Rights Agreement and the Indemnification Agreements are intended as summaries only and are qualified in their entirety by reference to the Registration Rights Agreement and form of Indemnification Agreement which are filed as exhibits 10.1 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On April 29, 2024, we entered into amended and restated employment agreements with each of our executive officers, each of which provides for a term beginning April 29, 2024 and continuing until the agreement is terminated in accordance with its terms and conditions, and sets forth the initial annual base salary and performance bonus opportunities, among other terms and conditions.

The amended and restated employment agreements provide that Mr. Charles, Mr. Milgrim, Mr. D’Alessandro and Mr. Manella be paid annual base salaries of $950,000, $750,000, $449,400 and $403,200, respectively. In addition, each amended and restated employment agreement provides for an annual performance bonus opportunity.

Each of the amended and restated employment agreements provides that upon a termination of employment by mutual consent, death, by the Company with cause, by the executive without good reason, by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, each executive will be eligible to receive: (i) base salary earned but not yet paid, (ii) any performance bonus that was owed for a prior completed year of service, (iii) payment of accrued but unused vacation, (iv) reimbursement of business expenses incurred but not yet paid, and (v) other benefits vested and accrued at such termination. In the case of a termination of employment by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, in each case subject to the execution and delivery of a release of claims and the executive’s continued compliance with restrictive covenants (as described below), the executive will additionally be entitled to receive the following benefits: (a) continuation of base salary for 24 months commencing on the first payroll date following the date of release, subject to customary terms, (b) a pro-rata portion of any performance bonus that would have been owed to the executive, and (c) premiums for medical, prescription drug, dental and vision insurance coverage under COBRA in the event a post-separation plan is not agreed for either 18 months following the date of release or the until the executive ceases to be eligible under applicable law or plan terms, whichever occurs first.

Each of the amended and restated employment agreements provides that the executive is eligible to participate in our health and welfare benefit plans, including medical benefits and life insurance, on the same basis as other executives of the Company.

Each of the employment agreements previously in effect contains the following restrictive covenants: (i) non-competition for a period of 24 months following termination, (ii) non-solicitation of employees or customers for a period of 24 months following termination, and (iii) perpetual confidentiality. Each of the amended and restated employment agreements also have a release containing the same above restrictive covenants, which will be separately executed and entered into by the executives and the Company.

Item 8.01 Other Events.

Completion of the Initial Public Offering

On April 29, 2024, the Company completed its initial public offering of common stock. The Company sold 12,650,000 shares of common stock at an initial public offering price of $28.00 per share, including 1,650,000 shares of common stock sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of April 29, 2024, by and among Loar Holdings Inc. and each of the investors listed on the signature pages thereto

10.2	Employment Agreement between Loar Holdings Inc. and Dirkson Charles, dated as of April 29, 2024

10.3	Employment Agreement between Loar Holdings Inc. and Brett Milgrim, dated as of April 29, 2024

10.4	Employment Agreement between Loar Holdings Inc. and Glenn D’Alessandro, dated as of April 29, 2024

10.5	Employment Agreement between Loar Holdings Inc. and Michael Manella, dated as of April 29, 2024

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on April 17, 2024)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 3, 2024	Loar Holdings Inc.

	By:	/s/ Michael Manella
	Name:	Michael Manella
	Title:	Vice President, General Counsel and Secretary